Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

among

NEURAXIS, INC.

and

The Investors Named Herein

dated as of

May 21, 2024

List of Exhibits:

Exhibit A	Certificate of Designation
Exhibit B	Registration Rights Agreement
Exhibit C	Convertible Promissory Note

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of May 21, 2024, is entered into by and between Neuraxis, Inc., a Delaware corporation (the “Company”) and the investors named on the signatory pages hereto (each an “Investor” and collectively, the “Investors”).

Recitals

WHEREAS, the Company has authorized the issuance by the Company of up to 4,000,000 shares (the “Preferred Shares”) of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), with the rights, preferences, powers, restrictions, and limitations set forth in the certificate of designation of the Company in the form attached hereto as Exhibit A (the “Certificate of Designation”); and

WHEREAS, the Company wishes to sell to Investor, and Investor wishes to purchase from the Company, a convertible promissory note in the form annexed hereto as Exhibit C (the “Note,” which shall be a Transaction Document) for conversion into 1,260,505 Common Shares (defined below), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

The following terms have the meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in Tampa, Florida are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Certificate of Designation” has the meaning set forth in the recitals.

“Closing” has the meaning set forth in Section 2.03.

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“Closing Date” has the meaning set forth in Section 2.03.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means shares of Common Stock.

“Common Stock” has the meaning set forth in Section 3.02(a).

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the preamble.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, loans, commitments, undertakings, indentures, joint ventures, and all other agreements, commitments, and legally binding arrangements, whether written or oral.

“Conversion Shares” means the Common Shares into which the Preferred Shares are convertible pursuant to the Certificate of Designation.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Investor concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options, including the shares of Common Stock underlying the restricted stock units or options, to employees, officers, consultants or directors of the Company pursuant to any stock or option plan or arrangement duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or anti-dilution provisions contained therein as disclosed in filings with the SEC) or to extend the term of such securities, and (c) securities issued pursuant to mergers, acquisitions or strategic transactions, including license agreements with third parties, approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 6.01(r) herein, and provided, further, that any such issuance shall only be to a Person (or to the equityholders of a Person) that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to any investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local, or foreign government, or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

“Investor” has the meaning set forth in the preamble.

“Investor Basket Exclusions” has the meaning set for in Section 7.03.

“Investor Indemnitees” has the meaning set forth in Section 7.02.

“Knowledge of the Company or the Company’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of the Company, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Preferred Stock” has the meaning set forth in the recitals.

“Purchase Price” has the meaning set forth in Section 2.01.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Investor, in the form attached hereto as Exhibit B.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.21.

“Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

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“Stockholder Approval” means the approval of the holders of a majority of the Company’s outstanding voting Common Stock: (a) to amend the Company’s Certificate of Incorporation to authorize the creation of the Series B Preferred Stock and authorize 4,000,000 Series B Preferred Shares, and (b) to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Preferred Shares and issuance of all Common Shares issuable upon Conversion of the Preferred Shares and Note (as such term is defined in each of such documents) issued and potentially issuable to the Investor thereunder, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Trading Market” means any of the following markets or exchanges on which the Common Share is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTC Markets (or any successors to any of the foregoing).

“Tax Return” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Certificate of Designation and the Registration Rights Agreement.

ARTICLE II

Purchase and Sale

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell to Investors, and Investors shall purchase from the Company, the Note for an aggregate purchase price of $3,000,001.90 (the “Purchase Price”) for conversion into 1,260,505 Preferred Shares (or Common Shares). Issuance of the Preferred Shares is conditioned upon (i) the Stockholder Approval and (ii) the Certificate of Designation being filed with the Secretary of State of the State of Delaware.

Section 2.02 Transactions Effected at the Closing.

(a) At the Closing, each Investor shall deliver to the Company:

(i) the Transaction Documents and all other agreements, documents, instruments, or certificates required to be delivered by Investor at or prior to the Closing pursuant to Section 5.03 of this Agreement.

(b) At the Closing, the Company shall deliver to each Investor:

(i) the Note; and

(ii) the Transaction Documents and all other agreements, documents, instruments, or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 5.02 of this Agreement.

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Note contemplated hereby shall take place at a closing (the “Closing”), on or before May 21, 2024, which Closing shall be held at 10:00 a.m., Eastern Time, remotely by electronic mail or at such other time or on such other date or at such other place or by such other method as the Company and Investor may mutually agree upon orally or in writing (the day on which the Closing takes place, the “Closing Date”).

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Section 2.04 Use of Proceeds. The Company shall use the proceeds from the issuance of the Note solely for the Company’s working capital and general corporate purposes. The Company shall not use any of such proceeds to pay any dividends or distributions or to pay or advance any funds to any of its officers, directors or Affiliates.

Section 2.05 Legends. Each Investor understands that the Note and, until such time as the Conversion Shares and the Preferred Shares have been registered under the Securities Act or may be sold pursuant to Rule 144 or Regulation S or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate or book entry statement without such legend to the holder of any security upon which it is stamped, if, such security is registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the registration statement is effective or after such securities otherwise may be sold pursuant to Rule 144 or Regulation S or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, if required by the Transfer Agent to effect the removal of the legend hereunder.

ARTICLE III
Representations and Warranties of the Company

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to Investor that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Organization, Qualification and Authority of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware and has full corporate power and authority to (a) enter into this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (b) own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution, and delivery by Investor) this Agreement constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms. When each other Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution, and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms.

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Section 3.02 Capitalization.

(a) As set forth on Section 3.02(a) of the Disclosure Schedules, the authorized capital stock of the Company as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement consists of 4,000,000 shares of Series B Preferred Stock, of which all are issued and outstanding, and (iii)100,000,000 shares of common stock, par value $0.001 (“Common Stock”), of which (A) 4,980,000 shares are issued and outstanding, (B) 6,240,504 shares are issued and outstanding on a fully-diluted, as converted and as exercised basis, and (C) 4,000,000 shares are reserved for issuance upon conversion of the Series B Preferred Stock.

(b) As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company will have been duly authorized, validly issued, fully paid, and non-assessable, (ii) all of the issued and outstanding shares of capital stock of the Company will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement, or commitment to which the Company or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iv) all of the Preferred Shares will have the rights, preferences, powers, restrictions, and limitations set forth in the Certificate of Designation and under the Delaware General Corporation Law. The shares of Common Stock issuable upon conversion of the Preferred Shares in accordance with the Certificate of Designation have been duly reserved for issuance and, upon such issuance, such shares of Common Stock will be (x) duly authorized, validly issued, fully paid, and non-assessable and (y) issued in compliance with applicable all federal and state securities Laws.

(c) Section 3.02(c) of the Disclosure Schedules sets forth, as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, all outstanding or authorized (i) stock options under the Company’s 2014 Long Term Incentive Plan and 2017 Equity Incentive Plan and (ii) any other warrants, convertible securities, or other rights, agreements, arrangements, or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company, in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights, and any applicable vesting schedule for any such securities or other rights. Except as set forth on Section 3.02(c) of the Disclosure Schedules, the Company does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation, or similar rights. Except as set forth on Section 3.02(c) of the Disclosure Schedules, there are no voting trusts, stockholder agreements, proxies or other agreements, understandings, or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer, or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

Section 3.03 No Subsidiaries. The Company does not, directly or indirectly, own, control, or have any interest in any shares or other ownership interest in any other Person.

Section 3.04 No Conflicts; Consents. The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws, or other organizational documents of the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company; (c) require the consent or waiver of, notice to, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets, or business of the Company; or (d) result in the creation or imposition of any Encumbrance on any properties or assets of the Company. Other than as set forth hereunder, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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Section 3.05 Absence of Certain Changes, Events, and Conditions. Since September 30, 2023, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(a) event, occurrence, or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the charter, by-laws, or other organizational documents of the Company;

(c) split, combination, or reclassification of any shares of its capital stock;

(d) issuance, sale, or other disposition of any of its capital stock, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase, or acquisition of its capital stock;

(f) material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g) incurrence, assumption, or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(h) transfer, assignment, sale, or other disposition of any of the assets shown or reflected in the balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 or cancellation, discharge, or payment of any material debts, liens, or entitlements;

(i) transfer, assignment, or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property;

(j) any capital investment in, or any loan to, any other Person;

(k) acceleration, termination, material modification or amendment to, or cancellation of any material contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(l) any material capital expenditures;

(m) imposition of any Encumbrance upon any of the Company properties, capital stock, or assets, tangible or intangible;

(n) adoption, modification, or termination of any: (i) material employment, severance, retention, or other agreement with any current or former employee, officer, director, independent contractor, or consultant, (ii) benefit plan, or (iii) collective bargaining or other agreement with a union, in each case whether written or oral;

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(o) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers, and employees;

(p) entry into a new line of business or abandonment or discontinuance of existing lines of business;

(q) adoption of any plan of merger, consolidation, reorganization, liquidation, or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(r) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; or

(s) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.06 Legal Proceedings; Governmental Orders.

(a) Other than as set forth in the Company’s SEC Reports, there are no Actions pending or, to the Company’s Knowledge, threatened against or by the Company affecting any of its properties or assets (or by or against the Company or any Affiliate thereof and relating to the Company). No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties, or awards against or affecting the Company or any of its properties or assets. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 3.07 Compliance With Laws; Permits.

(a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets.

(b) All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.07(b) of the Disclosure Schedules lists all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Permit set forth in Section 3.07(b) of the Disclosure Schedules.

Section 3.08 Taxes. Except as set forth in Section 3.08 of the Disclosure Schedules:

(a) The Company has timely filed all Tax Returns that it was required to file. All such Tax Returns were complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(b) The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder, or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(d) All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

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(e) The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

(f) The Company has delivered to Investor copies of all federal, state, local, and foreign income, franchise, and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2020.

(g) The Company has not been a member of an affiliated, combined, consolidated, or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Law), as transferee or successor, by contract or otherwise.

Section 3.09 SEC Reports.

(a) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension (or waiver from the SEC) of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, as applicable. None of SEC Reports as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no subsidiary of the Company is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

(b) Financial Statements. Each of the audited consolidated financial statements and unaudited consolidated financial statements of the Company included in SEC Reports (including the related notes and schedules), as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other SEC Reports), complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Quarterly Report Form 10-Q of the SEC), were prepared in accordance with GAAP and applicable accounting requirements and published rules and regulations of the SEC consistently applied during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by the rules and regulations of the SEC, including Regulation S-X), and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated statements of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown therein.

(c) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the most recent Form 10-Q filed with the, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting in any material respect, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any executive officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

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Section 3.10 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

Section 3.11 Transactions With Affiliates. There are no Contracts or other transactions between or among the Company, on the one hand, and any officer, director, employee, present or former stockholder (including any spouse, parent, sibling, descendants (including adoptive relationships and stepchildren) of any such natural persons, or trust or other entity in which any such natural persons or such other individuals owns or otherwise holds any beneficial interest) or Affiliate of the Company, on the other hand.

Section 3.12 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Investor pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. To the Knowledge of the Company, there is no event or circumstance that the Company has not disclosed to Investor which could reasonably be expected to have a Material Adverse Effect.

ARTICLE IV
Representations and Warranties of Investor

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, each Investor represents and warrants to the Company that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Investor. Investor is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware. Investor has full limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Investor is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Investor of this Agreement and any other Transaction Document to which Investor is a party, the performance by Investor of its obligations hereunder and thereunder and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Investor. This Agreement has been duly executed and delivered by Investor, and (assuming due authorization, execution, and delivery by the Company) this Agreement constitutes a legal, valid, and binding obligation of Investor enforceable against Investor in accordance with its terms. When each other Transaction Document to which Investor is or will be a party has been duly executed and delivered by Investor (assuming due authorization, execution, and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Investor enforceable against it in accordance with its terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Investor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws, or other organizational documents of Investor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Investor; or (c) require the consent, notice, or other action by any Person under any Contract to which Investor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03 Investment Representations. Investor:

(a) is acquiring the Note and Preferred Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof.

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(b) acknowledges that the Preferred Shares are not registered under the Securities Act or any state securities laws, and that the Preferred Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable;

(c) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Note and Preferred Shares being issued to it pursuant to this Agreement, and any Common Stock into which it may be convertible, and to form an investment decision with respect thereto, and it and its advisers, if any, have also made such investigation, review, examination and inquiry concerning the Company and its business and affairs as they have deemed appropriate;

(d) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(e) acknowledges that it has had the opportunity to review this Agreement and the Transaction Documents (including all exhibits and schedules thereto) and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about The Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and

(f) is not purchasing the Note, Preferred Shares or any Conversion Shares or any other security into which the foregoing are convertible as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Investor.

ARTICLE V
Conditions to closing and termination

Section 5.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining, or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 5.02 Conditions to Obligations of Investor. The obligations of each Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or each Investor’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of the Company contained in ARTICLE III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

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(b) All approvals, consents, filings, and waivers that are listed on Section 3.04 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Investor at or prior to the Closing, and no such consent, authorization, order, and approval shall have been revoked.

(c) This Agreement and each of the other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Investor.

(d) Investor shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying:

(i) that each of the conditions set forth in Section 5.02(a) and Section 5.02 (b) have been satisfied

(ii) that attached thereto are true and complete copies of all resolutions and other consents adopted by the board of directors and stockholders of the Company authorizing and approving the execution, delivery, filing, and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and consents are in full force and effect as of the Closing and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

(iii) that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Company and that such organizational documents are in full force and effect as of the Closing; and

(iv) the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents, and the other documents to be delivered hereunder and thereunder.

(e) The Company shall have delivered to Investor a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized.

(f) The Company shall have delivered, or caused to be delivered, to Investor such documents or instruments as Investor reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(g) The Company shall have fully complied with, or obtained appropriate consents or waivers with respect to, its obligations under each of the agreements or other documents identified on Section 3.02(c) of the Disclosure Schedules, including with respect to any outstanding rights of first refusal, rights of first offer, pre-emptive rights or anti-dilution rights, or redemption or repurchase rights.

(h) The Company shall have paid the fees and expenses of Investor pursuant to the terms of Section 8.02.

(i) The Company shall have amended at least 70% of its outstanding common stock purchase warrants which contained full anti-dilution ratchet protection in order to delete the clause regarding an increase in the number of warrant shares to correspond to a decrease in exercise price contained therein.

Section 5.03 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a) This Agreement shall have been executed and delivered by the Investors and true and complete copies thereof shall have been delivered to the Company.

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(b) The Company shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Investor certifying the names and signatures of the officers of Investor authorized to sign this Agreement, the Transaction Documents, and the other documents to be delivered hereunder and thereunder.

Section 5.04 Termination.

(a) Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing:

(i) By the mutual written consent of Investor and the Company;

(ii) By either of Investor or the Company if any governmental entity of competent jurisdiction shall have issued an order permanently restraining, enjoining or otherwise prohibiting the Merger and such order shall have become final and non-appealable; or

(iii) By Investor:

(A) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.02 and (ii) is incapable of being cured by the Company by the Stockholder Approval Deadline Date (as the same may be extended).

(iv) By the Company:

(A) if Investor shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.03 and (ii) is incapable of being cured by Investor by the Stockholder Approval Deadline Date (as the same may be extended).

(b) Effect of Termination. In the event of the termination of this Agreement by either Investor or the Company as provided in this Section 5.04, written notice thereof shall forthwith be given by the terminating Party to the other Party specifying the provision hereof pursuant to which such termination is made. In the event of the termination of this Agreement pursuant to Section 5.04, this Agreement shall be terminated and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of either Party, other than this Section 5.04(b) and Article VIII, which provisions shall survive such termination; provided, however, that nothing in this Section 5.04 shall relieve any party from liability for any fraud, willful breach of a representation or warranty or willful breach of any covenant or other agreement contained in this Agreement.

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ARTICLE VI
Covenants

Section 6.01 Affirmative Covenants. Unless the Company has received the prior written consent or waiver of the Investor, the Company shall be subject to each of the following covenants:

(a) The Company hereby agrees to use commercially reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Conversion Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares, and will take such other action as reasonably necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. Once the Conversion Shares are eligible to be sold under Rule 144, the Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as Investor may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the securities or shares of Common Stock without registration under the Securities Act within and subject to the limitations provided by Rule 144 promulgated under the Securities Act.

(b) For a period of not less than two (2) years after the Closing, (a) the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination, and (b) the Company shall retain an investor relations firm, selected by the Company, which systematically prepares and distributes information to potential investors about developments in the Company’s business as part of an active investor relations program.

(c) The Company shall at all times maintain (i) under the Laws of the state of Delaware its valid corporate existence and good standing, (ii) its due license and qualification to do business and good standing in each jurisdiction set forth on Section 3.01 of the Disclosure Schedules and, following the date of this Agreement, each other jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and (iii) all material Permits necessary to the conduct of its businesses.

(d) The Company shall comply with all Laws applicable to it or its business, properties, or assets, the violation of which would reasonably be expected to have a Material Adverse Effect.

(e) The Company shall comply with all contractual obligations as such obligations become due to the extent to which the failure to so comply with such other contractual obligations would reasonably be expected to have a Material Adverse Effect, unless and to the extent such obligations are being contested in good faith by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books and financial statements of the Company for such obligations.

(f) The Company shall pay and discharge all Taxes due and owing by the Company before the same becomes delinquent and before penalties accrue thereon, unless and to the extent such Taxes are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP) have been established on the books and financial statements of the Company for such Taxes. The Company shall pay when due all transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax, and any other similar Tax). Company shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Investor shall cooperate with respect thereto as necessary).

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(g) The Company shall pay and discharge all material claims for labor, material, and supplies which, if unpaid and delinquent, would become under applicable Law a Lien upon property of the Company, unless and to the extent such claims are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP) have been established on the books and financial statements of the Company for such claims.

(h) The Company shall maintain and keep its material properties and assets in good repair, working order, and condition, ordinary wear and tear excepted.

(i) The Company shall maintain with financially sound and reputable insurance companies (i) property and casualty and other insurance covering risks and hazards of such types and in such amounts as are required by Law or customary for adequately-insured companies of similar size engaged in similar industries and lines of business, and (ii) directors and officers liability insurance on terms and conditions reasonably satisfactory in all material respects to Investor.

(j) The Company shall keep adequate books, accounts, and records in accordance with past custom and practice as used in the preparation of the Financial Statements, which books, accounts, and records shall fairly present in all material respects the financial condition and results of operations of the Company.

(k) The Company shall (i) own, exclusively or jointly with other Persons, all right, title, and interest in and to, or have a valid license for, and shall maintain all material Intellectual Property necessary to the conduct of its business, free and clear of Encumbrances, (ii) enter into and maintain in full force and effect binding, written agreements with every current and former employee of the Company, and with every current and former independent contractor, whereby such employees and independent contractors (A) assign to the Company any ownership interest and right they may have in the Company Intellectual Property and (B) acknowledge the Company’s exclusive ownership of all Company Intellectual Property, and (iii) remain in full compliance with all legal requirements applicable to the Company Intellectual Property and the Company’s ownership and use thereof.

(l) The Company shall perform and observe all of its obligations and covenants set forth in each of the Transaction Documents.

(m) The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, Investor or any of its Representatives, for purposes reasonably related to Investor’s purchase of the Note and Preferred Shares, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company, and, furthermore, will allow the Investor to discuss the publicly available, non-confidential affairs, finances and accounts of the Company with any of its officers, consultants, directors, and key employees.

(n) Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 8.01, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide investor or any of Investor’s agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such material non-public information on with the SEC to a Current Report on Form 8-K. The Company understands and confirms that Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

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(o) The Company agrees to timely file a Form D with respect to the Preferred Shares as required under Regulation D and to provide a copy thereof, promptly upon request of Investor. The Company shall take such action as the Company shall reasonably determine is necessary to obtain an exemption for, or to qualify the Note or Preferred Shares for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Investor.

(p) The Company shall file a resale registration statement for the Common Stock underlying the Preferred Stock within fifteen (15) Business Days following the date on which stockholder approval of an amendment to the Company’s Certificate of Incorporation to authorize the creation of the Series B Preferred Stock has been obtained in accordance with Section 2.01 hereof.

(q) The Company shall be required to obtain the Stockholder Approval on or before August 15, 2024 (the “Stockholder Approval Deadline Date”).

(r) Subsequent Sales of Securities.

(i) During the period commencing on and including the date hereof and ending on and including the 90th day following the later to occur of (x) the date the Company obtains the Stockholder Approval or (y) a registration statement of the Registrable Securities is declared effective, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, (ii) file any registration statement or amendment or supplement thereto relating to the offering or resale of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than the Registration Statement or a registration statement on Form S-8 in connection with any employee benefit plan or registration statement required to be filed pursuant to agreements in effect as of the date hereof), or (iii) enter into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

(ii) Notwithstanding the foregoing, this Section 6.01(r) shall not apply in respect of an Exempt Issuance provided, that no at-the-market (ATM) offering program shall be considered an Exempt Issuance.

Section 6.02 Restriction on Short Sales. Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the trading day next following the six (6) month anniversary of the Closing Date (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly: (i) engage in any Short Sales involving the Company’s securities; or (ii) grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Company’s securities.

Section 6.03 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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ARTICLE VII
Indemnification

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is three years from the Closing Date; provided, that the representations and warranties in (a) Section 3.01, Section 3.02, Section 3.10, Section 4.01, and Section 4.04 shall survive indefinitely and (b) the representations and warranties in Section 3.08 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 7.02 Indemnification By Company. Subject to the other terms and conditions of this Article VII, the Company shall indemnify and defend each of Investor and its Affiliates and their respective Representatives (collectively, the “Investor Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Investor Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Company pursuant to this Agreement.

Section 7.03 Certain Limitations.

(a) The Company shall not be liable to the Investor Indemnitees for indemnification under Section 7.02, other than with respect to a claim for indemnification based upon, arising out of, with respect to, or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.01, Section 3.02, Section 3.08 and Section 3.10 (the “Investor Basket Exclusions”), until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a) (other than those based upon, arising out of, with respect to, or by reason of the Investor Basket Exclusions) exceeds $50,000, in which event the Company shall be required to pay or be liable for all such Losses from the first dollar.

(b) For purposes of this Article VII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect, or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 7.04 Payments. Once a Loss is agreed to by the Company or finally adjudicated to be payable pursuant to this ARTICLE VII, the Company shall satisfy its obligations within 15 Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Company not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Company or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to 15%. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed, without compounding.

Section 7.05 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

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Section 7.06 Effect of Investigation. Neither the representations, warranties, and covenants of the Company, nor the right to indemnification of any Investor Indemnitee making a claim under this ARTICLE VII with respect thereto, shall be affected or deemed waived by reason of any investigation made by or on behalf of an Investor Indemnitee (including by any of its Representatives) or by reason of the fact that an Investor Indemnitee or any of its Representatives knew or should have known that any such representation or warranty is, was, or might be inaccurate or by reason of an Investor Indemnitee’s waiver of any condition set forth in Section 5.02.

Section 7.07 Exclusive Remedies. Subject to Section 8.12, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity, or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement, or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims, and causes of action for any breach of any representation, warranty, covenant, agreement, or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates, and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VII. Nothing in this Section 7.07 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal, or intentional misconduct.

ARTICLE VIII
Miscellaneous

Section 8.01 Public Announcements. The Company shall file a Current Report on Form 8-K, including a press release announcing the transactions contemplated hereby as deemed required by the Company’s counsel, with the SEC within the time required by the Exchange Act. The Company and Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Investor, except (i) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (ii).

Section 8.02 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

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Section 8.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

If to the Company:	11611 N. Meridian St, Suite 330 Carmel, IN 46032 Attention: Brian Carrico, CEO e-mail:

with a copy to:	Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, New Jersey 08830 Attention: Joseph Lucosky, Esq. Email:

If to Investor:

with a copy to:

Section 8.04 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules, and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 8.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.06 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.07 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that prior to the Closing Date, Investor may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

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Section 8.09 No Third-Party Beneficiaries. Except as provided in ARTICLE VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 8.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA IN EACH CASE LOCATED IN THE CITY OF TAMPA AND COUNTY OF HILLSBOROUGH, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE, OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION, OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION, OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.11(c).

Section 8.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Neuraxis, Inc.

By:
Name:	Brian Carrico
Title:	Chief Executive Officer

By:
Name:
Title:
Note Amount:
Maximum Percentage:

By:
Name:
Title:
Note Amount:
Maximum Percentage:

By:
Name:
Title:
Note Amount:
Maximum Percentage:

23

Exhibit A

NEURAXIS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B PREFERRED STOCK

Neuraxis, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the board of directors of the Corporation (the “Board of Directors”) has adopted the following resolution creating the following series of the Corporation’s Series B Preferred Stock and determined the voting powers, designations, powers, preferences and relative, participating, optional, or other special rights, and the qualifications, limitations, and restrictions thereof, of such series:

RESOLVED, that the Board of Directors does hereby provide for the issuance of the following series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 8(b).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 7(b).

“Conversion Price” shall have the meaning set forth in Section 7(a).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Fundamental Transaction” shall have the meaning set forth in Section 8(b).

“Holder” shall have the meaning set forth in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

“Notice of Conversion” shall have the meaning set forth in Section 7(b).

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Stated Value” shall have the meaning set forth in Section 2.

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Corporation and any successor transfer agent of the Corporation.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as Series B Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 4,000,000, which shall not be subject to increase without the written consent of the holders of at least 80% of the Preferred Stock (each, a “Holder” and collectively, the “Holders”) in accordance with Section 4 below. Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value of $2.38 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock (the “Stated Value”).

Section 3. Dividends. In addition to stock dividends or distributions for which adjustments are to be made pursuant to Section 8, before any dividends shall be paid or set aside for payment on any other class of security of the Corporation, each holder of the Series B Preferred Stock shall be entitled to receive dividends, in the manner provided herein, payable on the Stated Value of the Series B Preferred Stock at a rate of 8.5% per annum, which shall be cumulative and be due and payable quarterly at the Corporation’s discretion either in cash or in shares of Common Stock at the Series B Conversion Price (the applicable date of payment, a “Dividend Date”). Such dividends shall accrue from the date of issue of each share of Series B Preferred Stock, whether or not declared, through the Dividend Date. If a Dividend Date is not a business day, then the dividend shall be due and payable on the business day immediately following such Dividend Date. Dividends shall be payable to holders of record of the Series B Preferred Stock as they appear on the stock books of the Corporation on the Dividend Date. The rights under this Section shall expire automatically on June 30, 2025.

Section 4. Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such Holder are convertible as of the record date for determining stockholders entitled to vote on such matter, provided, however, such Holder shall not be entitled to cast a number of votes in excess of the Maximum Percentage (defined below). Except as provided by law or by the other provisions of this Certificate of Designation, the Holders shall vote together with the holders of shares of Common Stock as a single class. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of shares of Common Stock or any other capital stock by reason of their ownership thereof, an amount equal the Stated Value per share, plus any dividends declared but unpaid thereon. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder. The rights under this Section shall automatically expire on June 30, 2025.

Section 6. Limitations on Corporate Actions. As long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series B Preferred Stock (the “Requisite Holders”), consenting or voting (as the case may be) as a separate class from the Common Stock, either directly or by amendment, merger, consolidation or otherwise:

(i) create, incur, assume, guarantee, endorse or be or remain liable, contingently or otherwise, with respect to any indebtedness outside of the ordinary course of business;

(ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to the Series B Preferred Stock; or

(iii) enter into any agreement with respect to any of the foregoing.

Section 7. Conversion.

(a) Conversion at Option of Holder. Each Holder may, at its option, at any time and from time to time, elect to convert each share of Preferred Stock plus accrued, but unpaid dividends thereon, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value by the Conversion Price in effect on the Conversion Date. The “Conversion Price” shall initially be equal to $2.38. Such initial Conversion Price, and the rate at which shares of Preferred Stock plus accrued, but unpaid dividends thereon, may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b) Mechanics of Conversion. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (the “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion from be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. As soon as practicable after the Conversion Date, the Corporation shall issue and deliver to such Holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 7(d) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion (if applicable) and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of its preferred stock accordingly.

(c) Reserve Shares Issuable Upon Conversion. The Corporation covenants that it will reserve a sufficient number of shares of Common Stock for issuance to the Holders upon conversion of the Preferred Stock. The Corporation further covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(d) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(e) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involving the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation such tax has been paid.

(f) Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive Common Shares to the extent (but only to the extent) that such conversion or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Common Shares of a class that is registered under the 1934 Act which exceeds the Maximum Percentage of the Common Shares of such class that are outstanding at such time. For purposes of this Section 7(f), (i) the term “Maximum Percentage” shall initially be set at the discretion of each Holder to a percentage designated by such Holder on its signature page to the Purchase Agreement between 4.99% and 19.99% until the date the Stockholder approval is obtained. Notwithstanding the foregoing, by written notice to the Corporation (which may be by email), (i) which will not be effective until the sixty-first (61st ) day after such written notice is delivered to the Corporation, the Holder may reset the Maximum Percentage to a higher percentage, not to exceed 19.99% until the date the Stockholder Approval is obtained, to the extent applicable, and (ii) which will be effective immediately after such notice is delivered to the Corporation, the Holder may reset the Maximum Percentage to a lower percentage and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections13 and/or 16 of the 1934 Act. In determining the number of Common Shares of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Common Shares of such class as reflected in (x) the Company’s most recent Annual Report on Form10-K or Quarterly Report on Form 10-Q, each filed with the Securities and Exchange Commission, as the case may be, (y)a more recent public announcement by the Company or (z) a more recent notice by the Company or the Transfer Agent to the Holder setting forth the number of Common Shares of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Common Shares of any class then outstanding.

Section 8. Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of the Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Fundamental Transaction. If, at any time while the Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of the Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the conversion of the Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation on the conversion of the Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the Settlement Agreement in accordance with the provisions of this Section 8(b).

(c) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 100th of a share, as the case may be. For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(d) Notice to Holders.

(i) Adjustments. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 8, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of its subsidiaries, the Corporation shall simultaneously file such notice with the United States Securities and Exchange Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 9. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally, or sent by a nationally recognized overnight courier service, addressed to the Corporation at 11611 N. Meridian St, Suite 330, Carmel, IN 46032 , Attention Brian Carrico, CEO, e-mail address or such other e-mail address, or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address, or address of such Holder appearing on the books of the Corporation, or if no such facsimile number, e-mail address, or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the securities purchase agreement by and between such Holder and the Corporation. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or e-mail prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation or the Transfer Agent.

(d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

(e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted by law.

(f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(h) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to a securities purchase agreement by and between the Holder and the Corporation. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

*********************

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the number of shares of Series B Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Neuraxis, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date of Conversion:_______________________

Number of shares of Preferred Stock owned prior to Conversion:__________________________________

Number of shares of Preferred Stock to be Converted:___________________________________________

Number of shares of Common Stock to be Issued:______________________________________________

Applicable Conversion Price:______________________________________________________________

Number of shares of Preferred Stock subsequent of Conversion:___________________________________

Address for Delivery:______________________

Or DWAC Instructions (if can be sold without restriction under Rule 144):

Broker no:_________________________

Account no:_______________________

[HOLDER]

By:
Name:
Title: